EXHIBIT 99.1

PRESS RELEASE

                          Contact:
                          Trisha Tuntland
                          Manager of Investor Relations
                          Cabot Microelectronics Corporation
                          (630) 499-2600

CABOT MICROELECTRONICS CORPORATION ANNOUNCES NEW CAPITAL MANAGEMENT INITIATIVE TO RETURN VALUE TO SHAREHOLDERS
•	Proposed leveraged recapitalization with special cash dividend of $15 per share, or approximately $345 million
•	Special dividend to be funded from cash balance and anticipated new term loan facility
•	Increase in authorized share repurchase program to $150 million
•	Company remains committed to long-term growth strategy while returning future cash flow to shareholders

AURORA, IL, December 13, 2011 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, today announced that its Board of Directors has determined to pursue a significant new capital management initiative, including a leveraged recapitalization, intended to more efficiently allocate the company’s capital and provide additional value to its shareholders.

The company intends to pay a special cash dividend of $15 per share, or approximately $345 million in aggregate, to its shareholders during the first quarter of calendar year 2012.  Approximately half of the dividend is expected to be funded from the company’s cash balance, and the remaining amount is expected to be funded with new debt. Payment of the special dividend is contingent upon arranging the associated financing with terms and conditions that are acceptable to the company.  In addition, the Board has authorized an increase in the company’s existing share repurchase program to $150 million, from the previous available authorization of approximately $83 million.  The company intends to continue to repurchase its shares from time to time in open market transactions, depending on market conditions, at management’s discretion.

In considering the proposed recapitalization, the Board of Directors took into account a number of factors, including the current cash balance on the company’s balance sheet, the current receptivity within credit markets for the financing required to effect the special cash dividend, the company’s ability to generate cash to service the debt and to fund operations, and the potential implications of leverage on the company’s ability to pursue its strategic initiatives.

“Since our inception as a public company over eleven years ago, we have maintained solid revenue growth and a consistent level of profitability, and have made strategic investments to grow our business while also generating significant free cash flow”, said William Noglows, Chairman and CEO of Cabot Microelectronics.  “I am pleased that our company enjoys the financial strength and flexibility to now distribute a substantial amount of capital to our shareholders through this proposed special cash dividend while still maintaining the financial resources necessary to support future growth opportunities.”

Mr. Noglows continued, “Going forward, our investment and growth strategies remain unchanged.  We will continue to invest in our business and pursue organic growth opportunities aggressively, as well as consider attractive acquisition opportunities that can profitably grow our company.  We will balance these investments in our business with consideration of future opportunities to distribute capital to shareholders on an ongoing basis.”

The company expects to declare and pay the special cash dividend during the first quarter of calendar year 2012.  Declaration and payment of the dividend is conditioned upon obtaining debt financing under terms and conditions that are acceptable to the company.  The company expects to enter into a new term loan facility in the amount of approximately $175 million, with a maturity of no less than five years, and a new $100 million revolving credit facility, which is intended to be initially undrawn.  The company is currently in discussions with financing sources and anticipates it will close on the new credit facilities in early 2012.

“Our planned special dividend will distribute a significant portion of our cash balance that is not required for day to day operations to shareholders,” said William Johnson, Vice President and CFO of Cabot Microelectronics.  “We remain committed to maintaining a strong balance sheet.  We currently have no debt outstanding, and we believe the proposed new debt represents a modest and prudent level of leverage that can represent a long term element of our capital structure.  In addition, our company has been a strong cash flow generator, and we intend to use our future free cash flow to continue investing in our business while also considering future distributions to shareholders, whether through ongoing share purchases, potential future dividend payments or other means.”

Current Business Conditions
The company last discussed industry and business conditions during its earnings conference call on October 27, 2011, in conjunction with the release of its fourth quarter and full year results for fiscal 2011.  At that time, the company cited industry analyst projections that softness in semiconductor industry demand, which the company had experienced during the second half of its fiscal year 2011, was expected to continue through the first half of its fiscal year 2012.  Commenting on current business conditions, Mr. Noglows stated, “We traditionally see some seasonal softness in demand during the December quarter compared to the September quarter.  However, given the current soft industry environment, we would characterize current conditions as slightly softer than normal seasonality.  More specifically, through the first two months of the first fiscal quarter, our revenue is running approximately five percent lower than last quarter.  While the strong start to holiday shopping in the U.S. provides some hope for industry strengthening, we remain cautious, particularly given global macroeconomic uncertainty.”

CONFERENCE CALL
Cabot Microelectronics Corporation has scheduled a call with investors and analysts to discuss the new capital management initiative on Tuesday, December 13 at 8 a.m. Central Time. The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (866) 202-4367.  Callers outside the U.S. can dial (617) 213-8845.  The conference code for the call is 69780433.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company’s mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today’s challenges and help enable tomorrow’s technology.  Since becoming an independent public company in 2000, the company has grown to approximately 1,000 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Manager of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  whether the conditions to the proposed recapitalization transaction, including the declaration and payment of the special cash dividend, will be satisfied, including whether the company will obtain debt financing under terms and conditions acceptable to the company; whether the recapitalization transaction will occur on the terms described in this press release or at all, and the timing of any such recapitalization transaction; future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; financing facilities and related availability and terms; the company’s capital structure; and the construction and operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see “Risk Factors" in the company's annual report on Form 10-K for the fiscal year ended September 30, 2011, filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.